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                                                                    EXHIBIT 10.6



GUARANTOR:      Centrum Industries, Inc.     BORROWER:  McInnes Steel Company
ADDRESS:        6135 Trust Drive             ADDRESS:   441 East Main Street
                Suite 104A                              Corry, PA 16407
                Holland, OH  43528


                                             ADDRESS:   2103 East 33rd Street
                                                        Erie, Pennsylvania 16510

                                             BORROWER:  Erie Bronze & Aluminum
Company
                                             ADDRESS:   6300 West Ridge Road
                                                        Erie, Pennsylvania 16505

                                             BORROWER:  McInnes International,
                                                        Inc.
                                             ADDRESS:   Guardian Building
                                                        Havensight, 2nd Floor
                                                        P.O. Box 12150
                                                        St. Thomas, V. I. 00801

                                             BORROWER:  Centrum Acquisition
                                                        Corporation,
                                                        to be known as Taylor
                                                        Forge Company

                                             ADDRESS:   5577 Tay-For Drive
                                                        Millington, TN  38053


AMENDED AND RESTATED
CONTINUING GUARANTY
UNLIMITED

This Amended and Restated Continuing Guaranty Unlimited (this "Guaranty") is made as of the 3rd day of June, 1997, and is an amendment and restatement of a certain Continuing Guaranty Unlimited executed by the undersigned and dated February 29, 1996 (the "Original Guaranty Document").

For the purpose of inducing The Huntington National Bank (hereinafter referred to as "Bank") to lend money or extend credit to McInnes Steel Company, Eballoy Glass Products Company, Erie Bronze & Aluminum Company, McInnes International, Inc. and Centrum Acquisition Corporation, to be known as Taylor Forge Company (hereinafter collectively referred to as "Borrower"), the undersigned (hereinafter referred to as "Guarantor") hereby unconditionally guarantees the prompt and full payment to Bank when due, whether by acceleration or otherwise, of all Obligations of any kind for which Borrower is now or may hereafter become liable to Bank in any manner.

The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Borrower to Bank, either created by Borrower alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit, agreements of guaranty or otherwise, and any and all renewals of, extensions of or substitutes therefor. The word "Obligations" shall include, BUT NOT BE LIMITED TO, all indebtedness owed by Borrower to Bank by reason of credit extended or to be extended to Borrower in the aggregate principal amount of $25,350,000.00, pursuant to a certain Loan and Security Agreement dated as of February 29, 1996, by and between Borrower (with the exception of Centrum Acquisition Corporation, to be known as Taylor Forge Company), McInnes Services, Inc., Debtor and the Bank, together with all amendments or modifications thereto

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or restatements thereof from time to time, including without limitation, a certain First Amendment to Loan and Security Agreement dated as of January 1, 1997, and a certain Second Amendment to Loan and Security Agreement dated as of even date herewith (collectively the "Loan Agreement") and one or more instruments of indebtedness and related documents.

Guarantor hereby promises that if one or more of the Obligations are not paid promptly when due, Guarantor will, upon request of Bank, pay the Obligations to Bank, irrespective of any action or lack of action on Bank's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

Guarantor waives notice of any and all acceptances of this Continuing Guaranty Unlimited ("Guaranty"). This Guaranty is a continuing guaranty, and, in addition to covering all present Obligations of Borrower to Bank, will extend to all future Obligations of Borrower to Bank, whether such Obligations are reduced, amended, or entirely extinguished and thereafter increased or reincurred. This Guaranty is made and will remain in effect until the Obligations are paid in full and until the Borrower has no right to request further advances under the documents or instruments evidencing the Obligations. Bank's rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Bank upon the bankruptcy, insolvency or reorganization of Borrower, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

In the event Guarantor at any time shall pay any sums on account of any Obligations or take any other action in performance of any Obligations, Guarantor shall be subrogated to the rights, powers, privileges and remedies of the Borrower in respect of such Obligations; provided that all such rights of subrogation and all claims and indebtedness arising therefrom shall be, and Guarantor hereby agrees that the same are, and shall be at all times, in all respects subordinate and junior to all Obligations, and provided, further, that Guarantor hereby agrees that Guarantor shall not seek to exercise any such rights of subrogation, reimbursement, exoneration, or indemnity whatsoever or any rights of recourse to any security for any of the Obligations unless or until all Obligations shall have been indefeasibly paid in full in cash and duly and fully performed.

Guarantor waives presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waives notice of sale or other disposition of any collateral or security now held or hereafter acquired by Bank. Guarantor agrees that no extension of time, whether one or more, nor any other indulgence granted by Bank to Borrower, or to Guarantor, and no omission or delay on Bank's part in exercising any right against, or in taking any action to collect from or pursue Bank's remedies against Borrower or Guarantor, or any of them, will release, discharge or modify the duties of Guarantor. Guarantor agrees that Bank may, without notice to or further consent from Guarantor, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantor hereunder. Guarantor further agrees that Bank will not be required to pursue or exhaust any of its rights or remedies against Borrower or Guarantor, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantor.

In addition to its other obligations set forth in this Guaranty, Guarantor shall cause Borrower and McInnes Services, Inc., on a consolidated basis, to maintain at all times a "Tangible Net Worth" (as defined in the Loan Agreement) of, at minimum, the amounts as of the dates specified in Section
6.14 of the Loan Agreement.  If at any time during the term

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of this Guaranty,  the Tangible Net Worth of Borrower and McInnes Services,
Inc., on a consolidated basis, shall be below the minimum amounts during the applicable time periods set forth in Section 6.14 of the Loan
Agreement, Guarantor agrees, in each such instance, without notice or demand of any kind, within thirty (30) days of the last day of the month in which the Tangible Net Worth does not meet such minimum amounts, to contribute to McInnes Steel Company's shareholders' equity in the form of common stock or preferred stock, in form and substance satisfactory to the Bank, the amount necessary to bring the Tangible Net Worth in compliance with
Section 6.14 of the Loan Agreement.

Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which Guarantor may have now or acquire hereafter to the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

WAIVER OF RIGHT TO TRIAL BY JURY

GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR OR BANK WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR OR BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF THE RIGHT OF GUARANTOR TO TRIAL BY JURY.

Guarantor hereby authorizes any attorney at law to appear for Guarantor in any action on any or all Obligations guaranteed hereby at any time after such Obligations become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and confess judgment against Guarantor in favor of Bank for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like as provided for in said Obligations, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered.

If any Obligation of Borrower is assigned by Bank, this Guaranty will inure to the benefit of Bank's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantor from any duty to Bank hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be construed in accordance with the law of the State of Ohio.

All Uniform Commercial Code financing statements, fixtures filings, and all security agreements, mortgages and/or collateral assignments executed and delivered to the Bank in connection with the Original Guaranty Document shall remain in full force and effect in all respects as if the indebtedness, liabilities and obligations secured and perfected with respect to such Uniform Commercial Code financing statements, security agreements, mortgages and collateral assignments had been payable originally as provided by this Guaranty and by the instruments, agreements and documents executed in connection herewith. If any

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inconsistency exists between this Guaranty and the Original Guaranty Document, the terms of this Guaranty shall prevail. Nothing contained in this Guaranty or in any security agreement, assignment, collateral assignment, mortgage or other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the indebtedness, liabilities or obligations evidenced by the Original Guaranty Document (this being an amendment and restatement only) or to terminate the security interests, assignments, mortgages, financing statements, fixture filings, or other documents or instruments previously executed and delivered granted to the Bank prior to the date hereof.

The liabilities evidenced hereby may from time to time be evidenced by another guaranty or guaranties given in substitution or reaffirmation hereof. Any security interest or mortgage which secures the liabilities evidenced hereby shall remain in full force and effect notwithstanding any such substitution or reaffirmation.

If at the time of payment of the Obligations and any discharge hereof, Guarantor shall be then directly or contingently liable to Bank as maker, indorser, surety or guarantor of any other loan or obligation whether the same shall be evidenced by a note, bill of exchange, agreement of guaranty or other instrument, then Bank may continue to hold any collateral of Guarantor as security therefor, even though this Guaranty shall have been surrendered to Guarantor. Bank shall not be bound to take any steps necessary to preserve any rights in the collateral against prior parties. If any Obligations hereunder are not paid when due, Bank may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to any collateral, and shall have the rights of a secured party under the law of the State of Ohio. Guarantor shall be liable for any deficiency.

Executed and delivered at Columbus, Ohio, as of the date set forth above.

                                                GUARANTOR:

                                                CENTRUM INDUSTRIES, INC.


                                                By:  /s/ Timothy M. Hunter
                                                     ------------------------

                                                Its: Principal Financial Officer
                                                     and Treasurer


WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.